UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

October 16, 2013
Date of Report (Date of earliest event reported)

Amyris, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0001-34885	55-0856121
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100
Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Background

On August 8, 2013, Amyris, Inc. (the “Company”) entered into that certain Securities Purchase Agreement, dated as of August 8, 2013 (the “SPA”), for the sale of senior convertible promissory notes (the “Notes”) to Maxwell (Mauritius) Pte Ltd (“Maxwell”) and Total Energies Nouvelles Activités USA (f.k.a. Total Gas & Power USA, SAS) (“Total”, and together with Maxwell, the “Purchasers”), each of whom are existing stockholders of the Company. The SPA contemplated the sale of up to an aggregate of $73.1 million in principal amount of the Notes in a private placement (the “Financing”) exempt from registration under the Securities Act of 1933, as amended, in an initial tranche of $42.7 million in aggregate principal amount and a second tranche of $30.5 million in aggregate principal amount. On September 12, 2013, the Company’s stockholders approved the issuance of up to $110.0 million in aggregate principal amount of the Notes with $55.0 million allocated to each tranche of the Notes, providing authorization for the Company to sell additional Notes to other investors up to such limits. The Financing and the SPA are described in more detail in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 8, 2013, which is incorporated herein by reference (the “Previous 8-K”). On October 4, 2013, the Company sold and issued a senior secured promissory note, dated October 2, 2013 (the “Bridge Note”) to Maxwell for $35.0 million in cash proceeds as an advance on the first closing of the Financing.

The Company is filing this report to disclose an amendment to the SPA to add a Purchaser and the closing of the initial tranche of the Financing.

Amendment of SPA

On October 16, 2013, the Company entered into that certain Amendment No. 1 to Securities Purchase Agreement (the “SPA Amendment”) by and among the Company, Maxwell, Total and certain entities affiliated with FMR LLC (the “Fidelity Purchasers”). Based on a Schedule 13G/A filed by FMR LLC on February 15, 2013, FMR LLC, was a beneficial owner of more than 5% of the Company’s outstanding Common Stock (the “Common Stock”) during 2013, including by virtue of certain previously issued convertible promissory notes. The information regarding FMR LLC’s ownership of Amyris contained in the section entitled “Security Ownership of Certain Beneficial Owners and Management” set forth in the Company’s definitive proxy statement filed with the SEC on August 26, 2013 is incorporated herein by reference. The SPA Amendment added the Fidelity Purchasers as Purchasers under the SPA, and provided for the sale of $7.6 million of additional Notes to the Fidelity Purchasers in the initial tranche. The additional Notes to be sold to Fidelity also caused an adjustment to the pro rata amount to be purchased by Total in the initial tranche.

Closing of Financing Tranche I

Also on October 16, 2013, the Company sold and issued Notes under the SPA, as amended, in the closing of the initial tranche of the Financing (the “Closing”). At the Closing, the Company issued a total of approximately $51.8 million of the first-tranche notes described in the Previous 8-K (the “Tranche I Notes”). At the Closing, Maxwell purchased $35.0 million of the Tranche I Notes through cancellation of the outstanding principal amount of the Bridge Note, Total purchased approximately $9.3 million of the Tranche I Notes through cancellation of same amount of principal of previously outstanding convertible promissory notes held by Total, and Fidelity purchased approximately$7.6 million of the Tranche I Notes through payment of cash.

The Tranche I Notes will be due sixty months from the date of issuance and are convertible into shares of Common Stock at a conversion price equal to $2.44, which represents a 15% discount to a trailing 60-day weighted-average closing price of the Common Stock on NASDAQ through August 7, 2013, subject to adjustment as described below. Specifically, the Tranche I Notes are convertible at the option of the holder (i) at any time after 18 months from the date of the SPA, (ii) on a change of control of the Company, and (iii) upon the occurrence of an event of default. The conversion price of the Tranche I Notes shall be reduced to $2.15 if either (a) a specified Company manufacturing plant fails to achieve a total production of 1,000,000 liters within a run period of 45 days prior to June 30, 2014, or the Company fails to achieve gross margins from product sales of at least 5% prior to June 30, 2014, or (b) the Company reduces the conversion price of certain existing promissory notes held by Total prior to the repayment or conversion of the Tranche I Notes; provided, however, that, if both of the conditions described in clauses (a) and (b) occur, the conversion price of the Tranche I Notes shall be reduced to $1.87.

Each Tranche I Note accrues interest from the date of issuance until the earlier of the date that such Tranche I Note is converted into Common Stock or repaid in full. Interest will accrue at a rate per six months equal to 5.00%, compounded semiannually (with graduated interest rates of 6.5% per six months applicable to the first 180 days and 8% per six months applicable thereafter as the sole remedy should the Company fail to maintain the NASDAQ listing of its Common Stock or at 6.5% per six months for all other defaults). Interest for the first 30 months shall be payable in kind and added to principal every six months and, thereafter, the Company may continue to pay interest in kind by adding to principal every six months or may elect to pay interest in cash. The Tranche I Notes may be prepaid by the Company after 30 months from the issuance date on the initial interest payment date; thereafter the Company has the option to prepay the Tranche I Notes every six months at the date of payment of the semi-annual coupon.

In addition to the conversion price adjustments set forth above, the conversion price of the Tranche I Notes is subject to further adjustment (i) according to proportional adjustments to outstanding Common Stock in case of certain dividends and distributions, (ii) according to anti-dilution provisions, and (iii) with respect to Tranche I Notes held by any Purchaser other than Total, in the event that Total exchanges existing convertible notes for new securities of the Company in connection with future financing transactions in excess of its pro rata amount. Notwithstanding the foregoing, holders of a majority of the principal amount of the Tranche I Notes outstanding at the time of conversion may waive any anti-dilution adjustments to the conversion price. The Purchasers have a right to require repayment of 101% of the principal amount of the Tranche I Notes in the event of a change of control of the Company and the Tranche I Notes provide for payment of unpaid interest on conversion following such a change of control if the Purchasers do not require such repayment. The SPA and Tranche I Notes include covenants regarding payment of interest, maintenance of the Company’s listing status, limitations on debt and on certain liens, maintenance of corporate existence, and filing of SEC reports.  The Tranche I Notes include standard events of default resulting in acceleration of indebtedness, including failure to pay, bankruptcy and insolvency, cross-defaults, and breaches of the covenants in the SPA and Tranche I Notes, with default interest rates and associated cure periods applicable to the covenant regarding SEC reporting.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference.

The sale and issuance of the Tranche I Notes as disclosed in Item 1.01 of this Current Report on Form 8-K has been determined to be exempt from registration under the Act in reliance on Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amyris, Inc.
Date: October 17, 2013	By:	/s/ Nicholas S. Khadder
Interim General Counsel and Corporate Secretary